Exhibit 1(a)(vii)

CPFL Energia S.A.

Publicly Held Corporation

CNPJ 02.429.144/0001-93 - NIRE 353.001.861-33

MATERIAL FACT

CPFL Energia S.A. (“CPFL Energia” or “Company”), in compliance with the provisions of Article 157, paragraph 4 of Law n. 6404/76”), and the Brazilian Securities Commission (“CVM”) Rule n. 358/02, as a complement to the Material Facts released on September 2nd, 22nd, 23rd and 28th, 2016, November 23rd, 2016, December 13th, 2016, and January, 23rd, February 16th and 23th, June 13th 2017, July 7, and October 30, 2017, hereby announces to its shareholders and to the market in general that CPFL Energia received from its controlling shareholder, State Grid Brazil Power Participações S.A. (“State Grid Brazil”), the letter transcribed below:

“São Paulo, October 31, 2017

To

CPFL ENERGIA S.A.

Rua Gomes de Carvalho, No. 1.510, room 142

Vila Olímpia, São Paulo/SP

ZIP Code 04547-005

At.: Mr. Gustavo Estrella

Ref.: Approval of the Mandatory Tender Offer Resulting from Transfer of Control

Dear Sirs,

STATE GRID BRAZIL POWER PARTICIPAÇÕES S.A., a privately held company with headquarters in the city of São Paulo, state of São Paulo, at Avenida Paulista, No. 726, 1207, room 04, registered with the CNPJ/MF under the number 26.002.119/0001-97 (“State Grid Brazil”), hereby informs CPFL Energia S.A. (“CPFL Energia”) of the following:

(i)	On October 26, 2017, the CVM formally approved all relevant documents and the continuity of the Mandatory Tender Offer resulting from the direct transfer of control of CPFL Energia (the “Offer”), pursuant to article 254-A of Law 6,404, dated as of December 15, 1976, article 29 of CVM Instruction 361, dated as of March 05, 2002, the Novo Mercado Listing Rules of B3 S.A. – Brasil, Bolsa, Balcão (“B3” and “Novo Mercado”) and CPFL Energia’s bylaws.

(ii)	As a result of such approval, in accordance with article 11 of the CVM Instruction 361/02, State Grid Brazil will publish on October 31, 2017 in the newspaper “Valor Econômico” the Form of Notice of the Offer (“Form of Notice”), with its applicable detailed terms and conditions in Portuguese.

(iii)	State Grid Brazil will also publish in the October 31, 2017 edition of the “The Wall Street Journal” an announcement in English regarding the Offer.

(iv)	In addition to the printed and online disclosures described above, the Form of Notice will be available at the following addresses and websites:

CPFL Energia S.A.

Rua Gomes de Carvalho, nº 1.510, 14th floor, conj. 02

CEP 04547-005 – São Paulo, SP

http://cpfl.riweb.com.br/

COMISSÃO DE VALORES MOBILIÁRIOS - CVM

Rua Cincinato Braga, nº 340, 2nd floor / Rua Sete de Setembro, nº 111, 2nd floor

CEP 01333-010 – São Paulo, SP / CEP 20159-900 – Rio de Janeiro, RJ

www.cvm.gov.br

Banco Santander (Brasil) S.A.

Avenida Presidente Juscelino Kubitschek, nº 2.041 and 2.235 (Bloco A), 24th floor

CEP 04543-011 – São Paulo, SP

https://www.santander.com.br/br/pessoa-juridica/corporate-finance/ofertas-em-andamento

Bank of America Merrill Lynch Banco Múltiplo S.A.

Avenida Brigadeiro Faria Lima, nº 3.400, 18th floor

CEP 04538-132 - São Paulo, SP,

http://www.merrilllynch-brasil.com.br/

B3 S.A. – Brasil, Bolsa Balcão

Praça Antonio Prado, nº 48, 2th floor - Directory of Operations

CEP 01010-901 – São Paulo, SP

www.b3.com.br

U.S. Securities and Exchange Commission

100 F Street, NE

Room 1580

Washington, DC 20549 (Unofficial English Translation Only)

www.sec.gov

In accordance with the CVM Instruction 358, dated as of January 03, 2002, State Grid Brazil requests the Company to publicly disclose the contents of this message.

Very truly yours,

STATE GRID BRAZIL POWER PARTICIPAÇÕES S.A.

DAOBIAO CHEN

Chief Executive Officer/ Diretor Presidente”

CPFL Energia will inform its shareholders and the market in general of any developments regarding the matter reported hereof that are communicated to the Company.

São Paulo, October 31, 2017.

Gustavo Estrella

Chief Financial and Investor Relations Officer